AZL JPMorgan U.S. Equity Fund October 21, 2016
AZL S&P 500 Index Fund

October 21, 2016

AZL JPMorgan U.S. Equity Fund
Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN 55416-1297

AZL S&P 500 Index Fund
Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN 55416-1297

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization  dated as of August 8, 2016 (the "Agreement") by and among Allianz Variable Insurance Products Trust, a Delaware statutory trust ("VIP Trust") on behalf of one of its series, AZL S&P 500 Index Fund ("Acquiring Fund"),  VIP Trust, on behalf of another of its series AZL JPMorgan U.S. Equity Fund ("Target Fund," and  together with Acquiring Fund, the "Funds"), and, solely for purposes of section 11 of the Agreement, Allianz Investment Management LLC.  With respect to Target Fund and Acquiring Fund, the Agreement describes a proposed transaction (the "Reorganization") to occur on the date of this letter (the "Closing Date"), pursuant to which Acquiring Fund will acquire all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in complete liquidation and termination of Target Fund.  This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of Target Fund and Acquiring Fund, pursuant to section 9 of the Agreement.  Capitalized terms not defined herein are used herein as defined in the Agreement.
Target Fund is a series of VIP Trust, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company.  Shares of Target Fund are redeemable at net asset value at each shareholder's option.  Target

AZL JPMorgan U.S. Equity Fund October 21, 2016
AZL S&P 500 Index Fund

Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").
Acquiring Fund is a series of VIP Trust, which is registered under the 1940 Act as an open-end management investment company.  Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option.  Acquiring Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Code.
Target Fund and Acquiring Fund each issue and sell shares to separate accounts of Allianz Life Insurance Company of North America ("Allianz Life") and Allianz Life Insurance Company of New York ("Allianz Life of NY").  These separate accounts hold shares of mutual funds, including Target Fund and Acquiring Fund, that serve as funding vehicles for benefits under variable annuity contracts (each, a "Contract") issued by Allianz Life and Allianz Life of NY.  References herein to "shareholders" of Target Fund or Acquiring Fund are to the separate accounts (and other permitted shareholders) that own shares in Target Fund or Acquiring Fund.

For purposes of this opinion, we have considered the Agreement, the Combined Prospectus/Proxy Statement dated July 15, 2016 and such other items as we have deemed necessary to render this opinion.  In addition, you have provided us with letters dated as of the date hereof (the "Representation Letters"), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).
In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents.  We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.
Opinion
Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes, it is more likely than not that:
(i)
The Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and Target Fund and Acquiring Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

AZL JPMorgan U.S. Equity Fund October 21, 2016
AZL S&P 500 Index Fund

(ii)
Under Section 1032 of the Code, Acquiring Fund will not recognize gain or loss upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Target Fund;

(iii)
Under Section 362(b) of the Code, Acquiring Fund's tax basis in the assets of Target Fund transferred to Acquiring Fund in the Reorganization will be the same as Target Fund's tax basis immediately prior to the transfer, adjusted for any gain or loss required to be recognized as described in (v) below;

(iv)
Under Section 1223(2) of the Code, Acquiring Fund's holding periods in the assets received from Target Fund in the Reorganization, other than certain assets with respect to which gain or loss is required to be recognized as described in (v) below, will include the periods during which such assets were held or treated for U.S. federal income tax purposes as being held by Target Fund;

(v)
Under Sections 361 and 357 of the Code, Target Fund will recognize no gain or loss upon (a) the transfer of all of its assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all of the liabilities of Target Fund, or (b) the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) "Section 1256 contracts" as defined in Section 1256(b) of the Code or (2) stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing of the tax year of Target Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(vi)	Under Section 354 of the Code, the shareholders of Target Fund will not recognize gain or loss upon the exchange of their Target Fund shares for Acquiring Fund Shares;
(vii)
Under Section 358 of the Code, the aggregate tax basis of Acquiring Fund Shares that a Target Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor;

(viii)
Under Section 1223(1) of the Code, a Target Fund shareholder's holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder's holding period for the Target Fund shares exchanged therefor, provided that the shareholder held those Target Fund shares as capital assets on the date of the exchange; and

AZL JPMorgan U.S. Equity Fund October 21, 2016
AZL S&P 500 Index Fund

(ix)
Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We believe it is more likely than not that (i) Acquiring Fund will continue Target Fund's historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end management investment company serving as a funding vehicle for variable products that seeks high total return from a portfolio of selected equity securities, and (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is therefore met. We note that Target Fund achieves its objective through an active-management strategy, whereas Acquiring Fund is a passively-managed index fund and achieves its objective through the general strategy of tracking the performance of the S&P 500 Index.  The only guidance applying the continuity of business enterprise test to investment companies is Revenue Ruling 87-76, 1987-2 C.B. 84, which concluded that a municipal bond fund and a balanced fund were not in the same line of business. Even on the assumption that the ruling is correct, we do not believe that it is controlling in the instant case. In our opinion, it is more likely than not that the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.
You should recognize that our opinions are not binding on the IRS. No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

[Remainder of page intentionally left blank.]

AZL JPMorgan US Equity Fund October 21, 2016
AZL S&P 500 Index Fund

Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion.  The legal authorities on which this opinion is based may be changed at any time.  Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

AZL MFS Investors Trust Fund October 21, 2016
AZL S&P 500 Index Fund

October 21, 2016

AZL MFS Investors Trust Fund
Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN 55416-1297

AZL S&P 500 Index Fund
Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN 55416-1297

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization  dated as of August 8, 2016 (the "Agreement") by and among Allianz Variable Insurance Products Trust, a Delaware statutory trust ("VIP Trust") on behalf of one of its series, AZL S&P 500 Index Fund ("Acquiring Fund"),  VIP Trust, on behalf of another of its series AZL MFS Investors Trust Fund ("Target Fund," and  together with Acquiring Fund, the "Funds"), and, solely for purposes of section 11 of the Agreement, Allianz Investment Management LLC.  With respect to Target Fund and Acquiring Fund, the Agreement describes a proposed transaction (the "Reorganization") to occur on the date of this letter (the "Closing Date"), pursuant to which Acquiring Fund will acquire all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in complete liquidation and termination of Target Fund.  This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of Target Fund and Acquiring Fund, pursuant to section 9 of the Agreement.  Capitalized terms not defined herein are used herein as defined in the Agreement.
Target Fund is a series of VIP Trust, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company.  Shares of Target Fund are redeemable at net asset value at each shareholder's option.  Target

AZL MFS Investors Trust Fund October 21, 2016
AZL S&P 500 Index Fund

Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").
Acquiring Fund is a series of VIP Trust, which is registered under the 1940 Act as an open-end management investment company.  Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option.  Acquiring Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Code.
Target Fund and Acquiring Fund each issue and sell shares to separate accounts of Allianz Life Insurance Company of North America ("Allianz Life") and Allianz Life Insurance Company of New York ("Allianz Life of NY").  These separate accounts hold shares of mutual funds, including Target Fund and Acquiring Fund, that serve as funding vehicles for benefits under variable annuity contracts (each, a "Contract") issued by Allianz Life and Allianz Life of NY.  References herein to "shareholders" of Target Fund or Acquiring Fund are to the separate accounts (and other permitted shareholders) that own shares in Target Fund or Acquiring Fund.

For purposes of this opinion, we have considered the Agreement, the Combined Prospectus/Proxy Statement dated July 15, 2016 and such other items as we have deemed necessary to render this opinion.  In addition, you have provided us with letters dated as of the date hereof (the "Representation Letters"), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).
In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents.  We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.
Opinion
Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes, it is more likely than not that:
(i)
The Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and Target Fund and Acquiring Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

2

AZL MFS Investors Trust Fund October 21, 2016
AZL S&P 500 Index Fund

(ii)
Under Section 1032 of the Code, Acquiring Fund will not recognize gain or loss upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Target Fund;

(iii)
Under Section 362(b) of the Code, Acquiring Fund's tax basis in the assets of Target Fund transferred to Acquiring Fund in the Reorganization will be the same as Target Fund's tax basis immediately prior to the transfer, adjusted for any gain or loss required to be recognized as described in (v) below;

(iv)
Under Section 1223(2) of the Code, Acquiring Fund's holding periods in the assets received from Target Fund in the Reorganization, other than certain assets with respect to which gain or loss is required to be recognized as described in (v) below, will include the periods during which such assets were held or treated for U.S. federal income tax purposes as being held by Target Fund;

(v)
Under Sections 361 and 357 of the Code, Target Fund will recognize no gain or loss upon (a) the transfer of all of its assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all of the liabilities of Target Fund, or (b) the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) "Section 1256 contracts" as defined in Section 1256(b) of the Code or (2) stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing of the tax year of Target Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(vi)	Under Section 354 of the Code, the shareholders of Target Fund will not recognize gain or loss upon the exchange of their Target Fund shares for Acquiring Fund Shares;
(vii)
Under Section 358 of the Code, the aggregate tax basis of Acquiring Fund Shares that a Target Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor;

(viii)
Under Section 1223(1) of the Code, a Target Fund shareholder's holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder's holding period for the Target Fund shares exchanged therefor, provided that the shareholder held those Target Fund shares as capital assets on the date of the exchange; and

3

AZL MFS Investors Trust Fund October 21, 2016
AZL S&P 500 Index Fund

(ix)
Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We believe it is more likely than not that (i) Acquiring Fund will continue Target Fund's historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end management investment company serving as a funding vehicle for variable products that seeks capital appreciation principally by investing in equity securities of a range of equity styles, and (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is therefore met. We note that Target Fund achieves its objective through an active-management strategy, whereas Acquiring Fund is a passively-managed index fund and achieves its objective through the general strategy of tracking the performance of the S&P 500 Index.  The only guidance applying the continuity of business enterprise test to investment companies is Revenue Ruling 87-76, 1987-2 C.B. 84, which concluded that a municipal bond fund and a balanced fund were not in the same line of business. Even on the assumption that the ruling is correct, we do not believe that it is controlling in the instant case. In our opinion, it is more likely than not that the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.
You should recognize that our opinions are not binding on the IRS. No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

[Remainder of page intentionally left blank.]

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AZL MFS Investors Trust Fund October 21, 2016
AZL S&P 500 Index Fund
Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion.  The legal authorities on which this opinion is based may be changed at any time.  Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

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